EXHIBIT (8)(b)(4)

AMENDMENT No. 13 TO PARTICIPATION AGREEMENT

(ALLIANCEBERNSTEIN)

THIRTEENTH AMENDMENT

TO

PARTICIPATION AGREEMENT

Amendment to the Participation Agreement (the “Agreement”), dated May 1, 2000, between TRANSAMERICA LIFE INSURANCE COMPANY (“Insurer”); TRANSAMERICA CAPITAL, INC. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation) (“Contracts Distributor”) (together Insurer and Contracts Distributor, the “Company”); ALLIANCEBERNSTEIN L.P. (formerly ALLIANCE CAPITAL MANAGEMENT L.P.) (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”), (collectively, the “Parties”).

WHEREAS, Parties heretofore entered into a Participation Agreement dated May 1, 2000, with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and;

WHEREAS, the Parties desire to further amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1. A new schedule, Schedule A, which may be revised with notice to all parties, is attached hereto and made a part of the Agreement.

2. The existing Section 1. Additional Portfolios is deleted in its entirety and is replaced with the following:

Section 1. Additional Portfolios

Upon providing notice to all Parties, the Fund may add, delete, combine and/or modify existing Portfolios and Insurer may add, delete, combine and/or modify existing Policies/Contracts and/or existing Separate Account(s), which will then become subject this Agreement. Schedule A, as may be revised from time to time, is incorporated by reference and is a part hereof.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 1, 2013

TRANSAMERICA LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Arthur D. Woods	By:	/s/ Emilie D. Wrapp
Name: Arthur D. Woods		Name: Emilie D. Wrapp
Title: Vice President		Title: Assistant Secretary

TRANSAMERICA CAPITAL, INC.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Brenda L. Smith	By:	/s/ Stephen J. Laffey
Name: Brenda L. Smith		Name: Stephen J. Laffey
Title: Assistant Vice President		Title: AVP

SCHEDULE A

Revised September 1, 2013

SEPARATE ACCOUNTS

Retirement Builder Variable Annuity Account

Separate Account VA- 6

Separate Account VA-7

Separate Account VA-8

Separate Account VA B

PFL Corporate Account One

Transamerica Corporate Separate Account Sixteen

Separate Account VUL-1

Separate Account VUL-2

Separate Account VUL-4

Separate Account VUL-5

Separate Account VUL-6

POLICIES/CONTRACTS

Retirement Income Builder – BAI Variable Annuity Account

Portfolio Select Variable Annuity SM

The Atlas Portfolio Builder Variable Annuity

Transamerica Access Variable Annuity

Transamerica Bounty® Variable Annuity

Transamerica Catalyst® Variable Annuity

Transamerica Classic® Variable Annuity

Transmark Optimum Choice® Variable Annuity

Transamerica Variable Annuity Series

Transamerica Variable Annuity O-Share

Partners Variable Annuity Series

Members® Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica LandmarkSM Variable Annuity

Transamerica FreedomSM Variable Annuity

Transamerica ExtraSM Variable Annuity

Transamerica LibertySM Variable Annuity

Transamerica AxiomSM Variable Annuity

Members® LandmarkSM Variable Annuity

Members® FreedomSM Variable Annuity

Members® ExtraSM Variable Annuity

Members® LibertySM Variable Annuity

Transamerica Advisor EliteSM Variable Annuity

Transamerica PrincipiumSM Variable Annuity

Advantage V Variable Adjustable Life Policy

Advantage VI Variable Adjustable Life Policy

Advantage X Variable Adjustable Life Policy

Transamerica Tribute

Transamerica Lineage

TransSurvivor

TransUltra

TransAccumulator

PORTFOLIOS

AllianceBernstein Balanced Wealth Strategy Portfolio – Classes A and B

AllianceBernstein Global Thematic Growth Portfolio – Classes A and B

AllianceBernstein Growth Portfolio – Classes A and B

AllianceBernstein Growth and Income Portfolio – Classes A and B

AllianceBernstein Intermediate Bond Portfolio – Classes A and B

AllianceBernstein International Growth Portfolio – Classes A and B

AllianceBernstein International Value Portfolio – Classes A and B

AllianceBernstein Large Cap Growth Portfolio – Classes A and B

AllianceBernstein Real Estate Investment Portfolio – Classes A and B

AllianceBernstein Small Cap Growth Portfolio – Classes A and B

AllianceBernstein Small-Mid Cap Value Portfolio – Classes A and B

AllianceBernstein VPS Value Portfolio – Classes A and B

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